EXHIBIT 10.1
SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
    This SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of August 31, 2021, by and among Remark Holdings, Inc., a Delaware corporation, and KanKan Limited, a British Virgin Island company (collectively, “Remark”), China Branding Group Limited (In Official Liquidation), an exempted Cayman Islands company (“CBG”), acting by and through its joint official liquidators with no personal liability, Hugh Dickson and David Bennett (collectively, the “JOLs”). Remark, CBG and the JOLs shall each be referred to herein as a “Party” and shall collectively be referred to herein as the “Parties.”
RECITALS:
A.WHEREAS in 2016, Remark engaged in negotiations with CBG to acquire certain of CBG’s subsidiaries and assets.

B.WHEREAS on May 16, 2016, a definitive agreement for Remark to acquire RAAD Productions, LLC, China SNS Group Limited, and Fanstang (Shanghai) Entertainment Information Consulting Co. Ltd. (collectively, the “CBG Subsidiaries”) was signed.
C.WHEREAS CBG was placed into official liquidation by Order of the Grand Court of the Cayman Islands dated August 18, 2016 and filed August 22, 2016, pursuant to which Hugh Dickson and David Bennett were appointed as CBG’s Joint Official Liquidators.
D.WHEREAS on September 20, 2016, a Second Amended and Restated Asset and Securities Purchase Agreement (the “Purchase Agreement”) was executed by and among Remark, CBG, CBG’s management, the CBG Subsidiaries, and the JOLs, superseding the original definitive agreement.
E.WHEREAS pursuant to the terms of the Purchase Agreement, CBG agreed to sell to Remark the CBG Subsidiaries and assets for consideration including cash and warrants to purchase up to 5,750,000 shares of Remark common stock (the “Warrants”).
F.WHEREAS pursuant to the terms of the Purchase Agreement, CBG had the sole discretion to determine the time when Remark was to issue and deliver the Warrants.
G.WHEREAS pursuant to the terms of the Purchase Agreement and a simultaneously executed Escrow Agreement among the Parties, $375,000 (the “Escrow Amount”) and warrants to purchase 312,500 shares of Remark common stock were placed with Escrow Agent Computershare Trust Company, N.A. for potential resolution of any Post Survival Claim arising within fifteen (15) months following the Closing of the Purchase Agreement.
H.WHEREAS on or about December 14, 2017, Remark submitted a written Notice of Claims pursuant to the terms of the Purchase Agreement and Escrow Agreement.

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I.WHEREAS on January 22, 2018, the JOLs provided written notice to Remark instructing Remark to issue and deliver a portion of the Warrants to both CBG and Hickory Grove, LLC, and the JOLs repeated that request on February 6, 2018, but Remark did not issue or deliver the requested warrants.

J.WHEREAS on February 21, 2018, Remark filed a lawsuit in the United States District Court for the District of Nevada styled as Remark Holdings et al v. China Branding Group Limited (In Official Liquidation) et al, case no. 2:18-cv-00322, seeking rescission of the Purchase Agreement and other relief (the “Complaint”).
K.WHEREAS CBG and the JOLs moved to dismiss the Complaint.
L.WHEREAS on October 30, 2018, CBG filed a Counterclaim seeking specific performance of Remark’s alleged contractual obligation to issue and deliver outstanding Warrants due to CBG under the terms of the Purchase Agreement, or alternatively, compensatory damages caused by Remark’s alleged breaches (the “Counterclaim”).

M.WHEREAS, on January 15, 2019 the Parties participated in a mediation under the auspices of Kenneth Kramer Esq. at JAMS in Los Angeles, California, and reached a settlement in principle of their claims against each other subject to approval of the full terms of a written definitive agreement by the Board of Directors of Remark (“Board”) and the Grand Court of the Cayman Islands.

NOW, THEREFORE, for good and valuable consideration, including the terms, conditions, promises and covenants contained herein, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree to settle their disputes with each other on the terms and conditions set forth in this Agreement as follows:
1.Effective Date. This Agreement shall become effective following the execution of this Agreement by the Parties by affixing their signatures hereto, the approval of the Agreement by Remark’s Board and the sanction of this Agreement by the Grand Court of the Cayman Islands. The date on which the parties affix their signatures hereto shall be the Effective Date of the Agreement (“Effective Date”). The Parties shall submit this Agreement for approval by each of Remark’s Board of Directors and the Grand Court of the Cayman Islands within five (5) business days following the last signature being affixed to this Agreement.
2.Recitals. The aforementioned Recitals are true and correct and are incorporated into the Terms of Agreement as if set forth herein.
3.Settlement Consideration. Remark agrees to release all Post Survival Claims that it has upon the $375,000 held by the Escrow Agent, and authorizes and consents to the distribution of the entire Escrow Amount to CBG by Computershare Trust Company N.A. within five (5) business days following the Effective Date.

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    Remark further agrees that within five (5) business days following the Effective Date, it shall issue to CBG a fully transferrable Warrant to purchase on a non-diluted basis up to 5,710,000 shares of Remark common stock at a Warrant Exercise Price of $6.00/share. Such warrants shall be exercisable, in part or in whole, for a period of five (5) years from the Effective Date of this Agreement. If the Closing Price of Remark common stock is $8.00 or greater on any five days (which may be non-consecutive) in any consecutive thirty (30) day trading window, Remark shall have the right to cause the Warrant Holder(s) at that time to exercise all or any portion of the Warrant in its sole discretion, in which case the Warrant Holder(s) shall receive a number of shares equal to the cashless exercise price as if at $8.00/share. The Warrant shall be issued and delivered using the Form of Warrant set forth in Exhibit A of this Agreement, which is expressly made a part of this Agreement.

    Remark shall have the obligation to file one Registration Statement for the re-sale of all shares underlying the Warrant within ten (10) business days following the Effective Date, and to use commercially reasonable efforts to cause such registration to be effective with the Securities Exchange Commission within 120 days of the Effective Date (the “Warrant Shares Registration”) and to maintain such Warrant Shares Registration until such time as the Warrant Shares are permitted to be sold by each Warrant holder without volume or manner-of-sale restrictions under Rule 144 promulgated by the SEC under the Securities Act of 1933, as amended; provided that (i) in the event the Remark is contemplating in good faith an underwritten public offering of Remark Common Stock, the Remark may suspend the Warrant Shares Registration during the period commencing thirty (30) days prior to the Remark's good faith estimate of the filing date of its registration statement in connection with such underwritten public offering and ending thirty (60) days after the effective date of the registration statement relating to such underwritten public offering; and (ii) CBG acknowledges and agrees that prior to the Warrant Shares Registration and during any period in which the Warrant Shares Registration is suspended pursuant to clause (i) above, or in which the Warrant Shares Registration may cease to be effective in accordance with applicable law, the Warrant and Warrant Shares shall be “restricted securities” as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and applicable states securities laws.
4.Dismissal of Complaint and Counterclaim. Within ten (10) business days following the Effective Date, the Parties shall file a request for dismissal with prejudice of the Complaint against CBG and the JOLs, and dismissal with prejudice of CBG’s Counterclaim against Remark. The Parties will take all other steps reasonably necessary to effectuate the dismissals as described in this Section. Remark has no obligation to dismiss the pending claims against Adam Roseman in its Complaint.
5.Release.
(a)As of the Effective Date, Remark and KanKan hereby voluntarily and knowingly release and forever discharge CBG, Hugh Dickson and David Bennett, and each of their respective parents, affiliates, divisions, subsidiaries, employers and partnerships, and their respective past, current, and future agents, officers, directors, members, partners, shareholders,

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insurers, employees, partners, partnerships, attorneys, accountants, predecessors, successors and assigns from any and all rights, claims, damages, fees, actions, judgments, obligations, claims of appeal, liabilities, liens, losses, penalties, demands, costs, expenses, attorney fees, and causes of action, of any kind and nature, in law, equity, or otherwise, whether known or unknown, accrued or contingent, suspected or unsuspected, disclosed or undisclosed which they, their successors and assigns now have or hereafter may have against CBG, Dickson and/or Bennett, from the beginning of time up to and including the Effective Date of this Agreement, related to or arising out of the subject matter of the Complaint or any matter that could have been asserted in the Complaint, provided however that this Release does not waive or release any obligations contained in this Agreement. Notwithstanding the foregoing, Adam Roseman and other former employees of the CBG Subsidiaries are expressly excluded from the foregoing release.

(b)As of the Effective Date, CBG hereby voluntarily and knowingly releases and forever discharges Remark and KanKan, and each of their respective parents, affiliates, divisions, subsidiaries, employers and partnerships, and their respective past, current, and future agents, officers, directors, members, partners, shareholders, insurers, employees, partners, partnerships, attorneys, accountants, predecessors, successors and assigns from any and all rights, claims, damages, fees, actions, judgments, obligations, claims of appeal, liabilities, liens, losses, penalties, demands, costs, expenses, attorney fees, and causes of action, of any kind and nature, in law, equity, or otherwise, whether known or unknown, accrued or contingent, suspected or unsuspected, disclosed or undisclosed which they, their successors and assigns now have or hereafter may have against Remark and/or KanKan, from the beginning of time up to and including the Effective Date of this Agreement, related to or arising out of the subject matter of the Counterclaim or any matter that could have been asserted in the Counterclaim, provided however that this Release does not waive or release any obligations contained in this Agreement.

(c)The parties expressly waive all rights under California Civil Code section 1542, which provides that:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
The Parties each represent that each has read and understood the provisions of California Civil Code Section 1542. Further, each Party acknowledges that it is represented by counsel and has been specifically advised by its counsel of the consequences of the above waiver, as well as with respect to this Agreement generally.
6.Cooperation. The JOLs agree to reasonably cooperate with Remark’s further prosecution of its Complaint against Adam Roseman, including but not limited to providing documents and testimony. Remark agrees to reimburse the JOLs’ reasonable costs incurred in

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providing such cooperation, excluding the JOLs’ hourly rates and professionals’ and attorneys’ fees.
7.Attorneys’ Fees. The Parties shall each bear their respective costs and attorneys’ fees incurred in connection with the Complaint and Counterclaim. In the event that legal action is instituted between the Parties to enforce this Agreement, the prevailing party shall be entitled to recover from the losing party all costs and expenses of litigation, including without limitation, reasonable attorneys’ fees and costs.
8.Review of Agreement. This Agreement has been read carefully, and its contents are known and fully understood by each Party executing this Agreement and each of them does so freely, voluntarily, and with full knowledge of any and all rights which it may have. Each Party acknowledges that it and its respective counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to its execution and delivery and acceptance of the consideration specified in this Agreement. Counsel for all Parties has read and approved the language of this Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the Parties.
9.Authority. Each signatory of this Agreement represents and warrants that he or she has full authority to enter into this Agreement on behalf of the respective Parties and to settle and compromise all claims that are the subject matter of this Agreement.
10.No Assignment. Each Party represents and warrants that it has not assigned or transferred or purported to assign or transfer to any third party any claim, cause of action, obligation or liability, of whatsoever character, nature or kind, in law or in equity, past, present or future, known or unknown, suspected or unsuspected, from the beginning of time to the Effective Date, related to or arising out of the subject matter of the Complaint or Counterclaim.
11.Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, and assigns.
12.Severability. If any term, provision, covenant, or condition of this Agreement should be held by a court of competent jurisdiction or arbitrator to be invalid, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.
13.Waiver and Modification. No provision of this Agreement may be waived unless in writing signed by each of the Parties to this Agreement. The waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision of this Agreement. This Agreement may be modified or amended only by a written agreement executed by each of the Parties.
14.Drafting of Agreement. In the event of litigation concerning the terms of this Agreement, this Agreement shall be deemed jointly drafted by all Parties, and the provisions of California Civil Code section 1654 shall not apply.

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15.Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without referenced to conflict of law rules that would require the application of the laws of another jurisdiction. Any action or proceeding seeking to enforce any provisions of, or based on a right arising out of, this Agreement shall be brought in the United States District Court for the District of Nevada (the “Court”) and each of the Parties hereby consents to the exclusive jurisdiction of the Court (and the appropriate appellate court(s)) in any proceeding and waives any objection to venue or personal jurisdiction.
16.Notices. All notices required to be given under the terms of this Agreement shall be delivered by hand delivery, facsimile, first class U.S. Mail, or overnight courier to the respective parties at the following addresses listed below:
To Remark:
Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106
Attn: Chief Executive Officer

To CBG and the JOLs:

    Hugh Dickson
    Grant Thornton Specialist Services (Cayman) Limited
    10 Market Street #765
    Camana Bay, Grand Cayman, Cayman, Cayman Islands, KY1 9006
    Fax + 1 345 949 7120

Any change of address for any party or counsel shall be provided to the other parties hereto and their respective attorneys in writing.
17.Captions and Interpretations. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.
18.Counterpart Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Facsimile signatures and electronically scanned signatures attached to a transmitted email shall be sufficient as an original signature.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Dated:	August 31, 2021	REMARK HOLDINGS, INC.
		By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer

Dated:	August 31, 2021	KANKAN LIMITED
		By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Director

Dated:	August 31, 2021	CHINA BRANDING GROUP (In Official Liquidation)
		By:	/s/ Hugh Dickson
Hugh Dickson, its Joint Official Liquidator

		By:	/s/ David Bennett
David Bennett, its Joint Official Liquidator

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EXHIBIT A
FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAW AND, ACCORDINGLY, MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
REMARK HOLDINGS, INC.
WARRANT TO PURCHASE COMMON STOCK

AUGUST 31, 2021

FOR VALUE RECEIVED, REMARK HOLDINGS, INC., a Delaware corporation (the “Company”), hereby certifies that, subject to the terms and conditions hereof, CHINA BRANDING GROUP LIMITED (In Official Liquidation)(the “Holder”), its designees or permitted assigns, is entitled to purchase from the Company 5,710,000 fully paid and nonassessable shares (as adjusted pursuant to the terms hereof, the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price per Warrant Share of $6.00, subject to adjustment as further set forth herein (the “Warrant Price”), payable in accordance with Section 1(c) hereof.

This Warrant is issued by the Company as of August 31, 2021 (the “Effective Date”) in connection with that certain Settlement Agreement and Mutual General Release, dated as of August 31, 2021 (the “Settlement Agreement”) by and among the Company, KanKan Limited, a company organized under the laws of the British Virgin Islands, the Holder and the Holder’s Joint Official Liquidators, pursuant to which the Company has agreed to issue and deliver this warrant to the Holder as partial consideration for the resolution of litigation between the parties. Except as otherwise specified herein, capitalized terms in this Warrant shall have the meanings set forth in the Second Amended and Restated Asset Purchase Agreement dated as of September 20, 2016 and entered between the Holder, Holder’s Management, Holder’s Joint Official Liquidators, the Target Entities (as defined therein), Kankan Limited and the Company (the “Purchase Agreement”).

This Warrant is issued subject to the following terms and conditions:

1. Term and Exercise of Warrants; Issuance of Certificates.
(a) The Holder may exercise this Warrant at any time or from time to time, for all or any part of the Warrant Shares (but not for a fraction of a share) that may be purchased

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hereunder, as that number may be adjusted pursuant to Section 3 below, prior to 5:00 p.m. Eastern Time on August 31, 2026 (the “Expiration Date”). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription in the form attached hereto delivered, and payment made for such Warrant Shares made in accordance with Section 1(c) below (a “Date of Exercise”). Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than ten (10) days following the Date of Exercise. Each stock certificate so delivered shall be registered in the name of the Holder and issued with legends in substantially the form placed on the front of this Warrant, unless the Warrant or the shares underlying the Warrant have been registered. The Company shall be responsible for all fees and expenses of its transfer agent and all fees and expenses with respect to the issuance of Warrant Shares, if any. In case of a purchase of less than all the Warrant Shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under this Warrant.
(b) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.
(c) The Holder shall pay the Warrant Price (or Mandatory Exercise Price pursuant to Section 4 herein) by instructing the Company to issue Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis only, such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula:
Where
X = the number of Warrant Shares to be issued to the Holder;
Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 1(a);
A = the Fair Market Value (as defined below) of one Warrant Share as of the applicable Date of Exercise; and
B = the Warrant Price (or the Mandatory Exercise Price pursuant to Section 4 herein).

For purposes of this Warrant, “Fair Market Value” means (a) the closing price of the Common Stock on the applicable date reported on The Nasdaq Stock Market LLC or such other principal national securities exchange in the United States on which it is then listed, or, if such date is not a trading day, the last prior day on which the Common Stock was so traded; (b) if the Common Stock is not so listed, the mean between the highest bid and lowest asked prices per share of the Common Stock reported on the OTC Bulletin Board, the Pink OTC Markets or similar quotation

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system or association on the applicable date; or (c) if such bid and asked prices are not available, such value determined by the Company’s Board of Directors (the “Board”) in good faith.

2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance and payment of the Warrant Price in accordance with Section 1(c), be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3. Adjustment of Warrant Price and Number of Shares. The Warrant Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.
(a) Merger, Sale of Assets, Etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization, recapitalization or reclassification of the Common Stock, (ii) consolidation or merger of the Company with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of such other surviving Person immediately following such transaction, (iii) a sale, transfer or other disposition of the Company’s properties and assets as, or substantially as, an entirety to any other Person, (iv) a Person makes a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company or (v) consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) by the Company with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (each, a “Fundamental Transaction”), then, as a part of such Fundamental Transaction, lawful provision shall be made so that the Successor Entity shall assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. As a part of such Fundamental Transaction, lawful provision shall also be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price pursuant to Section 1(c), the number of shares of stock or other securities or property of the successor corporation resulting from such Fundamental Transaction that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such

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Fundamental Transaction if this Warrant had been exercised immediately before such Fundamental Transaction, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Holder for securities in connection with any such Fundamental Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Fundamental Transaction, to the end that the provisions of this Warrant shall be applicable after that Fundamental Transaction, as near as reasonably may be, in relation to any shares or other property deliverable after that Fundamental Transaction upon exercise of this Warrant. As used herein, (i) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), (ii) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into and (iii) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(b) Reclassification, Etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification, reorganization, recapitalization of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification, reorganization, recapitalization or other change and the Warrant Price shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.
(c) Split, Subdivision or Combination of Securities. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, (i) the number of securities as to which purchase rights under this Warrant exist shall be proportionately increased and the Warrant Price for such securities shall be proportionately decreased in the case of a split or subdivision or (ii) the number of securities as to which purchase rights under this Warrant exist shall be proportionately decreased and the Warrant Price for such securities shall be proportionately increased in the case of a reverse split or combination.
(d) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible holders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and

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had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 3.
(e) Other Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board will make an appropriate adjustment in the Warrant Price and the number of Warrant Shares, reasonably acceptable to the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 3(e) will increase the Warrant Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

4. Mandatory Exercise.
        (a) At any time on or prior to August 31, 2026, if the Fair Market Value of the Common Stock has been greater than or equal to the Mandatory Exercise Threshold for any five (5) days (which may be nonconsecutive) in any thirty (30) consecutive trading days, then the Company may, in its sole discretion, elect that all, or a portion of, the outstanding Warrants shall be automatically exercised into the number of fully paid and nonassessable shares of Common Stock at a price per Warrant Share of $8.00 (the “Mandatory Exercise Price”), payable in accordance with Section 1(c). The date and time specified by the Company for such automatic exercise is referred to herein as the “Mandatory Exercise Date.” As used herein, “Mandatory Exercise Threshold” means $8.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.
        (b) The Company shall send written notice of the mandatory exercise (the “Mandatory Exercise Notice”) to each Holder not less than thirty (30) days before the Mandatory Exercise Date. Each Mandatory Exercise Notice shall state (A) that all shares of Common Stock are subject to such mandatory exercise, and (B) the Mandatory Exercise Date and the Warrant Price. Upon such notice the Holder shall have no independent right to exercise the Warrant.
        (c) As promptly as practicable after the Mandatory Exercise Date but in no event later than the fifth (5th) trading day thereafter, the Company shall issue and deliver to the Holder at the Holder’s request, either a certificate or certificates or an electronic book-entry transfer to the account specified by the Holder for the number of full shares of Common Stock issuable upon such exercise.

5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6. Compliance with the Securities Act. The Holder, by acceptance of this Warrant, agrees that this Warrant is being acquired for its own account and not for any other person or persons, for investment purposes and that it will not offer, sell, or otherwise dispose of this Warrant

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except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

7. Transferability. The Holder may assign or transfer any of its rights or obligations under this Warrant in accordance with applicable securities laws, including but not limited to the Securities Act. To the extent permitted hereunder, this Warrant shall be deemed transferred upon surrender of this Warrant at the principal office of the Company, together with a written Form of Assignment and Assumption in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any applicable transfer taxes. The Company agrees that it shall execute, or cause to be executed, such documents, instruments and agreements as the Holder shall reasonably deem necessary to effect the foregoing. In addition, at the request of the Holder and any Assignee (as defined below), the Company shall issue one or more new Warrants, as applicable, to any such Assignee and, if the Holder has retained any of its rights and obligations under this Warrant following such assignment, to the Holder, which new Warrants shall reflect the rights held by such Assignee and the Holder after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation and any other documentation reasonably requested by the Company in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Holder and such Assignee, such Assignee shall be a holder of this Warrant shall have all of the rights and obligations of the Holder hereunder to the extent that such rights and obligations have been assigned by the Holder pursuant to the assignment documentation between the Holder and such Assignee, and the Holder shall be released from any obligations it may have hereunder to a corresponding extent.

8. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers thereof. The Company may deem and treat the holder in whose name this Warrant is registered on such register as the Holder and absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

9. Notices. All notices and other communications hereunder (except payment) shall be in writing and shall be deemed given (a) when delivered personally, (b) one business day after being delivered to a nationally recognized overnight courier or (c) on the business day received (or the next business day if received after 5:00 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Holder:
China Branding Group Limited (In Official Liquidation)
Hugh Dickson and Phillip Tyrrell
Grant Thornton Specialist Services (Cayman) Limited
10 Market Street #765
Camana Bay, Grand Cayman, Cayman, Cayman Islands, KY1 9006
Fax: (345) 949-7120

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With a copy to:

Robert D. Weber
Sheppard Mullin Richter & Hampton LLP
1901 Avenue of the Stars, Suite 1600
Los Angeles, California 90067
Fax: (310) 228-3701

To the Company:
Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106
Attn: Chief Executive Officer

With a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
attn: Robert H. Friedman, Esq.
fax: (212) 451-2222

10. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed in such State, without reference to conflict of law rules that would require the application of the laws of another jurisdiction. Except for claims seeking injunctive or other equitable relief, any controversy or claim arising out of or relating to this Warrant or a breach thereof, shall be settled by binding, confidential arbitration in Los Angeles, California (or such other location as may be agreed to by the parties) to be administered by the American Arbitration Association (“AAA”) in accordance with its then-prevailing Commercial Rules of Arbitration. Company and Holder shall select an arbitrator from a list provided by the AAA that is mutually satisfactory to them. If Company, on the one hand, and Holder, on the other, are unable to agree on an arbitrator, then each shall choose an arbitrator from a list provided by the AAA. The two arbitrators so selected shall then select a third arbitrator mutually satisfactory to them from the list provided by the AAA. The single arbitrator so selected by the aforesaid procedure shall hear the dispute and decide it. The arbitrator selected shall not be a present or former officer, employee, consultant or representative of any of the parties or any of their Affiliates. The arbitrator shall have a background and training in the general areas of law covered by this Agreement. The arbitrator shall have the right to award costs, fees and expenses including, without limitation, the arbitrator's fees and reasonable attorneys' fees, to the prevailing party. A party shall be entitled to have a judgment entered on the determination or decision of the arbitrator in any court of competent jurisdiction. The award of the arbitrator shall be binding and final on all parties.

11. Lost or Stolen Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company,

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or in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.
12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Warrant Price on the date the Form of Subscription is received by the Company.

13. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other party any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

14. Entire Agreement; Amendments and Waivers. This Warrant, together with the Settlement Agreement and Purchase Agreement, constitute the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Settlement Agreement or the Purchase Agreement, the statements in the body of this Warrant shall control. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder, including subsequent holders hereof (collectively, “Assignees”). The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

16. Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

17. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Warrant and all of which, when taken together, shall be deemed to constitute one and the same agreement, and photostatic, .pdf or facsimile copies of fully-executed counterparts of this Warrant shall be given the same effect as originals.

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    18. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

19. Remedies. Notwithstanding any other provision herein, the parties hereto agree that irreparable damage would occur, damages would be difficult to determine and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached (or any party hereto threatens such a breach). It is accordingly agreed that in the event of a breach or threatened breach of this Warrant, the other parties hereto shall be entitled, subject to applicable Law, to an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions of this Warrant. Each party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any other party hereto.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized, as of the date first indicated above.

REMARK HOLDINGS, INC.

By:
Name:
Title:

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FORM OF SUBSCRIPTION
The undersigned, the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________ Warrant Shares and such Holder directs the Company to accept payment of the Warrant Price by net exercise of the Warrant, as set forth in Section 1(c) of such Warrant.
The undersigned requests that Warrant Shares be issued and delivered to:
If the Warrant Shares are being issued in the form of a stock certificate:

Name: ________________________________________________________________________

whose address is:     .

If the Warrant Shares are being issued electronically:

DWAC Instructions:_____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

DATED:

HOLDER

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Name:

Title:

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FORM OF ASSIGNMENT AND ASSUMPTION
FOR VALUE RECEIVED, the right to purchase _______________ Warrant Shares under the attached Warrant and all rights evidenced thereby are hereby assigned to:
     (the “Assignee”)

whose address is:     .

The Assignee, by executing this Assignment and Assumption, hereby agrees to comply with all of the provisions of the Warrant, with the same force and effect as if the Assignee were originally the Holder thereunder.

DATED:

HOLDER

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

Name:

Title:

ASSIGNEE

Name:

Title:

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